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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                                    FORM 8-K
                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):            December 15, 1999


                              Integral Vision, Inc.
             (Exact name of registrant as specified in its charter)


        Michigan                        0-12728              38-2191935
(State or other jurisdiction         (Commission             (IRS Employer
      of incorporation)              File Number)            Identification No.)


38700 Grand River Avenue, Farmington Hills, Michigan                  48335
         (Address of principal executive offices)                   (Zip Code)


Registrant's telephone number, including area code:       (248) 471-2660


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         (Former name or former address, if changed since last report.)



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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

At a meeting held on December 15, 1999, the Board of Directors of the Company, based on the recommendation of the Audit Committee, determined that the firm of Ernst & Young LLP (E&Y) would not be reappointed, and approved the engagement of Moore Stephens Doeren Mayhew as its independent Auditors for the fiscal year ending December 31, 1999 effective December 15, 1999.

The reports of E&Y on the Company's financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except the reports of E&Y with respect to those financial statements were modified for going-concern uncertainty.

In connection with the audits of the Company's financial statements for each of the two fiscal years ended December 31, 1998, and in the subsequent interim period, there were no disagreements with E&Y on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of E&Y, would have caused E&Y to make reference to the matter in its report. The Company has provided E&Y with a copy of this disclosure and has requested E&Y to furnish it a letter addressed to the Commission stating whether it agrees with the above statements. A copy of that letter, dated December 15, 1999, is filed as Exhibit 16 to this Form 8-K.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c) Exhibits.

16.      Letter re Change in Certifying Accountants




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                                   SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           Integral Vision, Inc.
                                          (Registrant)


Date: December 15, 1999                   By: s/ Vincent Shunsky
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                                          Vincent Shunsky
                                          Treasurer


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                                 Exhibit Index
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Exhibit No.                                  Description
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   16                                        Letter re Change in Certifying
                                             Accountants